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 logo     CAMCO FINANCIAL CORPORATION
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6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax:   740-432-2743 [Private Fax]



                                  EXHIBIT 99.2

                                  NEWS RELEASE

RELEASE DATE:     SEPTEMBER 27, 2005

RELEASE TIME:     4:00 PM


                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (NASDAQ: CAFI) today announced a quarterly cash dividend of 14.5 cents per share. The dividend was declared September 27, 2005 for shareholders of record on October 11, 2005 and is payable on October 21, 2005.

Camco's CEO & President, Richard C. Baylor, commented, "Our current dividend yield remains strong at 4.14%, providing a favorable return to our stockholders and comparing very well to alternative investments."

Camco Financial Corporation, with assets of over $1 billion, is headquartered in Cambridge, Ohio. Camco and its wholly owned subsidiaries, including Advantage Bank, offer community banking products and services, internet banking and title services from 29 offices in 22 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site:

                              www.advantagebank.com


          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com